EXHIBIT 10.16

MEMORANDUM OF AGREEMENT

This Memorandum of Agreement (hereinafter the ‘Agreement’) is made on the 11th day of October  2004 in Bad Driburg Republic of Germany, by and between:

Elgrande International, Inc.

1450 Kootenay St.

Vancouver, B.C., V5K 4R1

Canada

a public company incorporated in the state of Nevada; and

Walther-Glas GmbH & Co KG

Glashuettenweg 23

D-33014 Bad Driburg-Siebenstern

Germany

a private company incorporated in the Federal Republic of Germany

Whereas:

Elgrande International, Inc. (Elgrande) is a North American based importer and wholesale distributor of giftware and decorative accessories and has sole North American distribution rights to the Love Plates line of pressed glass tableware manufactured by Walther-Glas GmbH & Co KG,

Walther-Glas GmbH & Co KG (Walther-Glas) manufacturers and exports pressed glass decorative accessories and the Love Plates line of pressed glass tableware,

Elgrande is soliciting equity investment from Walther-Glas to support expansion of operations and sales of Walther-Glas products in the North American market, and

Walther-Glas is looking to strengthen the distribution of Walther-Glas products within the North American marketplace through equity investment into Elgrande.

The parties agree as follows:

•

Walther-Glas will make an equity investment in Elgrande for an amount not less than $US 400,000 and up to $US 600,000.

•

The first $US 400,000 will be in the form of Loves Plates inventory,

•

Any investment in excess of $US 400,000 and up to $US 600,000 will be through exercise of a warrant (the “Warrant”) for the purchase of up to $US 200,000 in common shares in the stock of Elgrande.

•

Payment to Walther-Glas for the $US 400,000 of Love Plates inventory will be in un-registered common shares in the stock of Elgrande issued under the U.S. Securities and Exchange Commission (SEC) Regulation S. The pricing formula used to determine the number of shares to be issued will be based on an initial price of $0.20 per share with provision to adjust the share price on the 6 month anniversary of the signing of this Agreement. The adjusted share price will be the lower of $0.20 per share or the average daily share price calculated over the 6 month period commencing on the date of signing this Agreement.

•

The Warrant shares will be issued under SEC Regulation S, at a per share price of $0.30 or one hundred and fifty (150) percent of the average daily share price calculated over the 6 month period commencing on the date of signing this Agreement, whichever is less. The Warrant will be valid for a period of three years commencing on the date of the signing of this Agreement.

•

Elgrande will file a Registration Statement with the SEC for all shares issued to Walther-Glas pursuant to this Agreement, and shall use best efforts to have the Registration Statement declared effective by the SEC as soon as is practicable. Elgrande will commence filing the Registration Statement with the SEC within 6 months of the issuance of shares for the $400,000 of inventory equity. Elgrande shall maintain the registration statement in effect for a period of one year after it is declared effective by the SEC.

IN WITNESS WHEREOF, the parties have executed this Agreement at the place and on the date first written above.

Walther-Glas GmbH & Co KG

Elgrande International, Inc.

Date:

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Date:

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By:

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By:

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(signing officer)

(signing officer)